Exhibit 99.1

Plum Acquisition Corp. III Announces Receipt of Nasdaq Continued Listing Standard Notice

San Francisco, CA – December 2, 2024 – Plum Acquisition Corp. III (NASDAQ: PLMJ) (the “Company”) today announced that it received an additional staff determination notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is delinquent in filing its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Form 10-Q”) and that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Capital Market. Nasdaq Listing Rule 5250(c)(1) requires that all listed companies file periodic reports with the SEC on a timely basis. The Company is working to complete and file the delayed Form 10-Q.

This announcement is being made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such statements may include, but are not limited to, statements regarding the Company’s expectations regarding a hearing before the Panel and a stay of the suspension of trading on the Company’s securities. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Contact:

plumir@icrinc.com